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                                                                   EXHIBIT 10.41



                   AMENDED AND RESTATED SUBLICENSE AGREEMENT

       This Amended and Restated Sublicense Agreement ("Agreement") is effective this 20 day of November, 1996, between United States Biochemical Corporation, an Ohio corporation having its principal office at 26111 Miles Road, Cleveland, Ohio ("USB") and Ribozyme Pharmaceuticals, Inc., a Delaware corporation having its principal office at 2950 Wilderness Place, Boulder, Colorado ("RPI").

       WHEREAS, USB has been granted the exclusive rights to commercialize certain Licensed Patents (as more fully identified herein) from University Research Corporation ("URC"), a Colorado corporation and wholly owned subsidiary of the University of Colorado Foundation (the "Foundation"), under that certain License Agreement between USB, URC and the Regents of the University of Colorado ("CU") dated September 1, 1993 (the "Prior License Agreement"); and

       WHEREAS, USB and RPI are parties to that certain Sublicense Agreement dated September 1, 1993, whereby USB's rights to commercialize such Licensed Patents were subsequently licensed by USB to RPI; and

       WHEREAS, contemporaneously herewith, URC, CU and USB have terminated the Prior License Agreement, and URC, CU and USB have entered into an Amended and Restated License Agreement (the "License Agreement") granting USB the exclusive rights to commercialize the Licensed Patents for such consideration as set forth therein; and

       WHEREAS, contemporaneously herewith, USB and RPI, along with Competitive Technologies, Inc., a Delaware corporation ("CTI"), have entered into an Assignment of License and Restated License Agreement (the "Restated License Agreement"), granting RPI the exclusive rights to commercialize certain patents relating to ribozymes identified therein in exchange for the issuance of 22,500 shares of the Common Stock, $.01 par value, of RPI ("Common Stock") to USB and the assumption by RPI of all of USB's rights and obligations under a certain Second Restated License Agreement dated September 1, 1996 between USB and CTI; and

       WHEREAS, contemporaneously herewith, RPI and USB have entered into a Stock Subscription Agreement regarding USB's acquisition of Common Stock, which agreement is part of the consideration to USB hereunder and under the Restated Sublicense Agreement; and

       WHEREAS, USB has agreed to sublicense the Licensed Patents to RPI on the terms and conditions set forth herein, and, pursuant to Section 13.3 thereof, USB and RPI desire to and do hereby amend the Prior Sublicense Agreement effective concurrently herewith.

       NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties agree as follows:


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1.     Definitions:  In addition to the terms defined above, for purposes of this Agreement, the following capitalized terms shall have the meanings ascribed to them:

       1.1 "Improvement" shall mean any invention the practice of which would infringe the claims of any Licensed Patent, which invention is made by Dr. Thomas R. Cech, Dr. Daniel Herschlag and/or persons acting under the direction and control of CU prior to the date of this Agreement.

       1.2 "Improvement Patents" shall mean any patent application and any patents issuing thereon throughout the world including any extensions, renewals, continuations, continuations-in-part, divisions, patents of addition and/or reissues thereof filed upon an Improvement, and to which the Foundation or URC had the right to grant licenses during the term of the Prior License Agreement.

       1.3 "Licensed Method" shall mean any method, process, or procedure which would infringe any valid claim in a Licensed Patent but for the existence of this Agreement and which involves the manufacture, use or sale of a Licensed Product.

       1.4 "Licensed Patents" shall mean U.S. Patent Application Serial No. 427,707, filed on October 26, 1989, entitled "Ribozyme Inhibitors" and U.S. Patent Application Serial No. 496,852, filed on November 21, 1990, entitled "Site Specific Cleavage of Single-Stranded DNA" and any patents issuing therefrom (including, without limitation, U.S. Patent No. 5,180,818), and any corresponding foreign patent applications and patents that may issue thereon throughout the world, and all extensions, renewals, divisions, continuations, continuations-in-part, patents of addition, and/or reissues thereof and all Improvement Patents.

       1.5 "Licensed Product" shall mean any product covered by a valid claim in a Licensed Patent, sold by or for RPI for use as (by way of illustration and not of limitation) diagnostic products, pharmaceutical products, agricultural products, veterinary products, cell culture and/or fermentation products, or otherwise.

       1.6 "Licensed Service" shall mean any service which is performed for remuneration by RPI or a sublicensee for a third party which would infringe any valid claim of a Licensed Patent but for the existence of this Agreement and which does not involve the manufacture, use or sale of a Licensed Product.

2.     License:

       2.1 Grant: USB hereby grants to RPI an exclusive, world-wide, fully paid license under the Licensed Patents including, without limitation, the right to manufacture, use and sell the subject matter described and claimed therein. The license includes the full right to grant sublicenses to third parties on terms and conditions deemed reasonable in RPI's sole discretion subject to the provisions of this Agreement. Except as otherwise provided herein, USB agrees, during the term hereof, not to grant to any third party any rights inconsistent with the rights granted to RPI under this Agreement and not to terminate the License Agreement with CU and URC without the express, prior written approval of RPI.

       2.2 Reservation of Rights in Third Parties: RPI acknowledges that the rights granted in this Agreement are limited to those which USB has a right to grant under the License Agreement (a copy of which has been delivered to RPI) and are subject to any obligations assumed by USB under the License Agreement. Further, RPI acknowledges that the foregoing sublicense is subject to any and all rights that: (1) CU may have to utilize the Ribozyme Technology for academic, non-commercial research conducted at CU and (2) third parties have





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to utilize the Ribozyme Technology to the extent permitted by 35 U.S.C. Section
200 et seq. and 37 CFR Section 401 as required by prior agreement(s) for funding to CU.

3. Payment: As consideration in full for the license granted by USB to RPI hereunder, RPI shall issue to USB 22,500 shares of its common stock, $.01 par value (the "Common Stock"). Such Common Stock shall be fully-paid, non-assessable and validly issued to USB. USB shall execute a Subscription Agreement for the shares of Common Stock containing such representations, warranties and covenants as RPI deems necessary for compliance with applicable federal and state securities laws. The parties acknowledge that the issuance of such Common Stock to USB by RPI is also in consideration for the Restated Sublicense Agreement between USB, RPI and CTI of even date herewith.

4. Patents: The parties agree that, consistent with Section 5 of the Technology Agreement entered into between USB and RPI on February 7, 1992 (the "Technology Agreement"), RPI shall continue to assume the rights and responsibilities of USB to file, prosecute and maintain Licensed Patents under paragraph 4 of the License Agreement.

5. Patent Enforcement: USB shall promptly notify RPI of any facts which come to USB's attention indicating that a third party is violating any of the Licensed Patents. RPI shall take whatever action it deems appropriate to enforce the Licensed Patents in its sole discretion and at its expense and shall be entitled to obtain any remuneration recovered as a result thereof subject to fulfilling any obligations of USB to CU and URC under the License Agreement. At the request of RPI, USB shall join in as a party to any enforcement action at RPI's expense provided that any expenses incurred by USB in connection therewith are approved in advance by RPI and are reasonable in amount. USB acknowledges that CU and URC may have certain rights to enforce the Licensed Patents, if RPI does not do so. If both RPI and USB do not enforce the Licensed Patents against a particular infringer, then URC and/or CU may do so in its own name and at its own expense. CU and URC may retain the proceeds of any enforcement action initiated and maintained by them pursuant to the preceding sentence.

6.     Defense of Patent Rights:

       6.1 Declaratory Judgment Actions: In the event a third party brings an action to obtain a declaration of patent invalidity of a Licensed Patent (a "DJ Action") against RPI or USB, RPI shall have the first right to defend said action (including the right to intervene, if necessary) at its own cost and expense and to control the ensuing litigation. If RPI elects not to defend the DJ Action, USB may elect to defend that action at its own cost and expense.

       6.2 Third Party Patents: Each party shall notify the other in the event a third party alleges, asserts or otherwise claims, formally or informally, or brings an action alleging, or in the event RPI forms a good faith belief, that use of all or any portion of the rights granted to RPI hereunder may violate any patent or other intellectual property right of a third party. USB shall assist RPI in the evaluation and defense thereof to the extent reasonably requested by RPI, but shall not have an obligation to defend RPI. RPI shall have the right to defend the allegation at its own cost and expense and to control any ensuing legal action.

       6.3 Resolution: In an effort to avoid the expenses of defending against a patent infringement action and to permit RPI to continue to use the rights granted hereunder, RPI (after consulting with USB) shall be entitled to settle or compromise the infringement allegation as it





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deems appropriate including, without limitation, entry into a cross-license, including the sublicensing of rights granted under this Agreement, with the third party on terms (including the amount of the royalty rate, if any) which RPI deems to be reasonable in its discretion and, which at the time of the settlement or compromise, provide comparable mutual benefits to the licensed parties. Provided that the rights received by RPI under the cross-license are necessary to practice all or part of the rights granted under this Agreement, as determined by RPI after conferring with USB, then the reciprocal rights granted by RPI to the third party under the cross-license shall be free of any royalty to USB, CU or URC.

7.     Term and Termination:

       7.1 Term: This Agreement shall remain in effect until the last of the Licensed Patents has expired or if no such patent issues, ten (10) years from the effective date of this Agreement.

       7.2 Effect of Termination: Unless otherwise agreed by the parties in writing, the termination of this Agreement for any reason shall not affect the rights or obligations of either party arising prior thereto (including, without limitation, the obligation of RPI to indemnify USB, CU and URC under paragraph
11.7 herein) and shall not terminate or otherwise adversely affect any sublicenses granted by RPI under this Agreement, which sublicenses shall be assigned to USB upon the termination hereof.

8.     Warranties and Representations:

       8.1 USB: USB represents and warrants that it has taken all action necessary to enter into this Agreement, that it has all rights and authority necessary to enter into this Agreement and to perform its obligations hereunder, and that the execution of this Agreement by USB and the performance of its obligations hereunder will not violate any contractual obligation to any third party or any obligation imposed on USB as a matter of law. USB EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE LICENSED PATENTS ARE VALID PATENTS OR THAT THEY WILL SURVIVE LITIGATION, THAT THE USE OR PRACTICE OF THE LICENSED PATENTS WILL NOT INFRINGE THE RIGHTS OF ANY THIRD PARTY, THAT ANY LICENSED PATENTS CAN BE EMPLOYED IN CLINICAL APPLICATIONS OR THAT THE LICENSED PRODUCTS, LICENSED SERVICES AND LICENSED METHODS WILL BE OF ANY COMMERCIAL VALUE TO RPI WHATSOEVER, AND NO SUCH REPRESENTATIONS OR WARRANTIES SHOULD BE IMPLIED. RPI AGREES THAT IT IS OBTAINING THE LICENSES HEREIN GRANTED WITHOUT ANY REPRESENTATION OF VALUE, MERCHANTABILITY OR FITNESS FOR USE.

       8.2 RPI: RPI represents and warrants that it has taken all action necessary to enter into this Agreement, that it has all rights and authority necessary to enter into this Agreement and to perform its obligations hereunder, and that the execution of this Agreement by RPI and the performance of its obligations hereunder will not violate any contractual obligation to any third party or any obligation imposed on RPI as a matter of law.

9. Preference for U.S. Industry: In view of Public Law 96-517, Public Law 98-620 and regulations thereunder, RPI agrees that any Licensed Product covered by Licensed Patents or produced through the use of a Licensed Method for sale in the United States of America will be manufactured substantially in the United States of America, unless a waiver of such obligation is





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obtained from the Federal Agency which supported in whole or in part said invention. RPI shall include the foregoing provision in any sublicense(s) it grants hereunder.

10.    Dispute Resolution:

       10.1 Submission to Presidents: In the event of any dispute regarding the interpretation or enforcement of this Agreement, any party hereto may have the dispute referred to the Presidents of the respective parties (the "Presidents") for good-faith resolution. The resolution by the Presidents shall be final and binding on the parties.

       10.2 Arbitration: Any controversy concerning the interpretation or enforcement of this Agreement shall be settled by final and binding arbitration in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over the party against whom the award is entered. Arbitration of disputes referred to the Presidents may not be initiated unless the Presidents cannot agree to a resolution within thirty (30) days after submission to them. The arbitration shall be conducted in Boulder, Colorado. Any such arbitration proceeding shall be heard before a panel of three arbitrators, one to be designated by USB, another to be designated by RPI, and a third to be agreed upon by the other two arbitrators; provided, however, that if the two party-appointed arbitrators are unable to agree on a third arbitrator within thirty (30) days after the second arbitrator is appointed, the third arbitrator shall be selected by the American Arbitration Association. The arbitrators may award any remedy provided under this Agreement or otherwise available in law or in equity and shall award to the prevailing party and assess against the others the costs, arbitration fees (including the fees of the American Arbitration Association and the arbitrators) and reasonable attorneys' fees incurred by the prevailing party in connection with the dispute.

       10.3 Exclusive Procedures: The dispute resolution procedures specified in this paragraph 10 are the exclusive procedures for dispute resolution regarding the interpretation and enforcement of this Agreement.

11.    General Provisions:

       11.1 Notices: Any payment or notice to be made hereunder shall be sufficiently made or given, effective on the day of receipt, by: (a) personal delivery; (b) United States mail, duly certified or registered; or (c) by delivery by a recognized national courier service, with postage or fee prepaid and addressed as follows:

              To USB:              United States Biochemical Corporation
                                   26111 Miles Road
                                   Cleveland, Ohio 44128
                                   Attention:  President

              To RPI:              Ribozyme Pharmaceuticals, Inc.
                                   2950 Wilderness Place
                                   Boulder, Colorado 80301
                                   Attention:  President

       Either party may, from time-to-time, by written notice to the other in the manner specified, designate a different address or representative to receive notice.





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       11.2   Integration:  The parties acknowledge that this Agreement is subject to the Technology Agreement, except to the extent that the Technology Agreement is inconsistent with the terms herein, in which event the provisions of this Agreement shall be controlling.

       11.3 Amendment: This Agreement may not be altered, amended or modified, except in a writing executed by both parties.

       11.4 Non-Waiver: Failure by a party to enforce any provision of this Agreement or to assert a claim because of a breach hereof shall not be deemed a waiver of the right to enforce the same or any other provision of this Agreement for a subsequent breach.

       11.5 Construction: This Agreement shall be interpreted and construed under the substantive laws of the State of Colorado.

       11.6 Assignability: Neither this Agreement nor any interest hereunder shall be assignable by operation of law or otherwise by RPI without the prior written consent of USB, except to a successor in ownership of all or substantially all of the business assets of RPI, and which successor shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by the assigning party.

       11.7 Indemnification: In addition to the indemnification contained in the Technology Agreement, RPI specifically agrees to indemnify and hold harmless the inventors of the Licensed Patents, USB, URC and CU and the officers, directors, agents and employees of any of them from any and all claims, damages and liabilities asserted by third parties arising from the manufacture, use or sale of Licensed Products, Licensed Methods or Licensed Services by RPI or its sublicensees.

       11.8 Force Majeure: Neither party shall be liable in damages or have the right to terminate this Agreement for any delay or default in performing hereunder if such delay or default is caused by conditions beyond its control including, without limitation, acts of God, government restrictions, wars or insurrections.

       11.9 Non-use of Names: Nothing contained herein shall authorize either party to use the name of the other in advertising or promotional materials for any product sold to the public without the express prior written authorization of the party whose name is to be used. Subject to the foregoing, the parties may advise others of the existence and nature of this Agreement. The parties shall agree to the content of a joint announcement regarding the execution of this Agreement.

       11.10 Independent Contractors: The parties acknowledge that each of them is acting as an independent contractor in the exercise of its rights and the performance of its obligations under this Agreement. Nothing contained herein shall be construed as making either party the agent of the other or as creating a partnership or joint venture between them.





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       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


UNITED STATES BIOCHEMICAL                RIBOZYME PHARMACEUTICALS, INC.
CORPORATION


By:      /s/ Tom Mann                    By:     /s/ Ralph E. Christoffersen

Title:   President                       Title:  President/CEO

Date:    November 20, 1996               Date:   November 20, 1996





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